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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
AquaVenture Holdings Limited:

        We consent to the use of our report dated July 15, 2016, with respect to the balance sheet of AquaVenture Holdings Limited as of June 17, 2016 included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                                                                        /s/ KPMG LLP

Providence, Rhode Island
July 15, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM